Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS FIRST QUARTER 2017 EPS OF $0.11 PER SHARE; AND FFO OF $1.57 PER SHARE

Financial and Operating Highlights

•	Net income attributable to common stockholders of $0.11 per share for the first quarter as compared to $0.23 per share for the same period in 2016.

•	FFO of $1.57 per share for the first quarter compared to $1.84 per share for the same period in 2016.

•	Combined same-store cash NOI increased 2.0% for the first quarter, or 3.6% excluding the effect of lease termination income, as compared to the same period in the prior year.

•
Signed 44 Manhattan office leases covering 346,345 square feet in the first quarter. The mark-to-market on signed Manhattan office leases was 21.6% higher in the first quarter over the previously fully escalated rents on the same spaces. This leasing activity resulted in same store occupancy of 96.2% as of March 31, 2017, inclusive of leases signed but not yet commenced, for the properties included in the same store pool for 2016. The same store pool was revised as of January 1, 2017 to include 280 Park Avenue, 600 Lexington Avenue, and 110 Greene Street, among other properties.  Occupancy for our current same-store portfolio was 95.7% as of March 31, 2017, as compared to 96.2% as of December 31, 2016.

•
Signed leases with LINE FRIENDS for 7,711 square feet, of which 4,629 square feet is at-grade, and Viacom for 8,700 square feet at 1515 Broadway for the retail space previously occupied by Aeropostale.

•
Signed 26 Suburban office leases covering 146,257 square feet in the first quarter. The mark-to-market on signed Suburban office leases was 2.5% higher in the first quarter over the previously fully escalated rents on the same spaces.

Investing Highlights

•	Closed on the sale of a 27.6% interest in One Vanderbilt Avenue to the National Pension Service of Korea ("NPS") and a 1.4% interest to Hines Interest LP ("Hines").

•
Entered into an agreement to sell a 90% interest in 102 Greene Street at a gross asset valuation of $43.5 million. The transaction is expected to close in April and generate net proceeds of approximately $38.0 million.

•	Sold 4,774,220 common shares of New York REIT, Inc., or NYRT, representing the Company's total holdings, generating a $3.3 million gain.

•	Originated new debt and preferred equity investments totaling $425.0 million in the first quarter, of which $412.5 million was retained at a yield of 9.2%.
Financing Highlights

•
Together with our joint venture partner, closed on a $170.0 million refinancing of 10 East 53rd Street, which bears interest at a floating rate of 2.25% over LIBOR. The new mortgage has a 3-year term with two 1-year extension options and replaces the previous $125.0 million of mortgage indebtedness on the property.

•	Together with our joint venture partner, closed on a $35.5 million financing of 1080 Amsterdam Avenue. The new mortgage has a 5-year term and carries a fixed effective interest rate of 3.50%.
Summary
New York, NY, April 19, 2017 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended March 31, 2017 of $11.4 million, or $0.11 per share as compared to net income attributable to common stockholders of $23.2 million, or $0.23 per share for the same quarter in 2016.
The Company reported funds from operations, or FFO, for the quarter ended March 31, 2017 of $165.9 million, or $1.57 per share, as compared to FFO for the same period in 2016 of $191.8 million, or $1.84 per share. FFO for the first quarter of 2016 included $21.9 million or $0.21 per share, of income from 388-390 Greenwich Street, which was sold in the second quarter of 2016, and the accelerated recognition of $7.5 million, or $0.07 per share, of income, from the repayment of a debt and preferred equity position.
All per share amounts in this press release are presented on a diluted basis.
Operating and Leasing Activity
For the quarter ended March 31, 2017, the Company reported consolidated revenues and operating income of $377.4 million and $215.8 million, respectively, compared to $455.4 million and $290.7 million, respectively, for the same period in 2016.
Same-store cash NOI on a combined basis increased by 2.0% for the quarter ended March 31, 2017, or 3.6% excluding the effect of lease termination income, as compared to the same period in 2016. For the quarter, consolidated property same-store cash NOI increased by 1.1% to $161.2 million and unconsolidated joint venture property same-store cash NOI increased by 7.2% to $28.9 million in 2017 as compared to the same period in 2016.
In the first quarter, the Company signed 44 office leases in its Manhattan portfolio totaling 346,345 square feet. Twenty-nine leases comprising 187,096 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $78.41 per rentable square foot, representing a 21.6% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first quarter was 9.7 years and average tenant concessions were 4.4 months of free rent with a tenant improvement allowance of $50.71 per rentable square foot.

This leasing activity resulted in same store occupancy of 96.2% as of March 31, 2017, inclusive of leases signed but not yet commenced, for the properties included in the same store pool for 2016. The same store pool was revised as of January 1, 2017 to include 280 Park Avenue, 600 Lexington Avenue, and 110 Greene Street, among other properties.  Occupancy for our current same-store portfolio was 95.7% as of March 31, 2017, as compared to 96.2% as of December 31, 2016.
In the first quarter, the Company signed 26 office leases in its Suburban portfolio totaling 146,257 square feet. Fifteen leases comprising 78,729 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $30.52 per rentable square foot, representing a 2.5% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first quarter was 5.4 years and average tenant concessions were 3.6 months of free rent with a tenant improvement allowance of $20.92 per rentable square foot.
Occupancy in the Company's Suburban same-store portfolio was 85.2% at March 31, 2017, inclusive of 67,639 square feet of leases signed but not yet commenced, as compared to 84.9% at March 31, 2016 and 85.1% at December 31, 2016.
Significant leases that were signed in the first quarter included:

•	New retail lease on 7,711 square feet with LINE FRIENDS at 1515 Broadway for 10 years;

•	New retail lease on 8,700 square feet with Viacom at 1515 Broadway for 10.8 years;

•	Renewal and expansion on 52,293 square feet with ABN Amro at 100 Park Avenue bringing the remaining term to 10.3 years;

•	Renewal and expansion on 40,639 square feet with Wells Fargo Clearing Services at 280 Park Avenue bringing the remaining term to 11.8 years;

•	New lease on 32,814 square feet with International Swaps and Derivatives Association Inc at 10 East 53rd Street, for 15.3 years;

•	New lease on 32,000 square feet with USI Insurance Services at 100 Summit in Valhalla, New York, for 8.3 years;

•	New lease on 30,469 square feet with Ricoh USA, Inc. at 711 Third Avenue for 10.5 years;

•	New lease on 28,939 square feet with America Jewish Joint Distribution Committee, Inc at 220 East 42nd Street, for 30.7 years;

•	Renewal on 27,382 square feet with Kinney System at 555 West 57th Street bringing the remaining term to 5.4 years; and

•	New lease on 20,123 square feet with Orix USA L.P. at 280 Park Avenue, for 10.0 years.

Marketing, general and administrative, or MG&A, expenses for the three months ended March 31, 2017 were $24.1 million, or 5.2% of total combined revenues and an annualized 51 basis points of total combined assets.
Real Estate Investment Activity
In January, closed on the sale of a 27.6% interest in One Vanderbilt Avenue to NPS and 1.4% interest to Hines. NPS and Hines have committed aggregate equity to the project totaling no less than $525 million. The Company and Hines will co-develop the building.
In the first quarter, the Company sold 4,774,220 common shares of New York REIT, Inc., or NYRT, representing its total investment in NYRT common stock, generating a $3.3 million gain.
In March, the Company reached an agreement to sell a 90% interest 102 Greene Street, a 9,200 square-foot retail property in SoHo, at a gross asset valuation of $43.5 million, or $4,728 per square foot. The transaction is expected to close in April and generate net proceeds of approximately $38.0 million.
In April, the Company's retained preferred equity investment in 885 Third Avenue was modified. This modification will result in the Company deconsolidating the property from its financial statements in the second quarter of 2017.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity investment portfolio totaled $1.97 billion at March 31, 2017, including $1.63 billion at a weighted average current yield of 9.4% that are classified in the debt and preferred equity line item on the balance sheet, and $0.34 billion at a weighted average current yield of 7.93% that are included in other balance sheet line items for accounting purposes. In the first quarter, the Company originated new debt and preferred equity investments totaling $425.0 million, of which $412.5 million was retained and $367.7 million was funded, at a weighted average current yield of 9.2%. In the first quarter, the Company recorded $420.5 million of principal reductions from investments that were repaid, sold or syndicated.
Financing Activity
In February, the Company, along with its joint venture partner, closed on the refinancing of 10 East 53rd Street. The $170.0 million mortgage has a 3-year term with two 1-year extension options, bears interest at a floating rate of 2.25% over LIBOR and replaces the previous $125.0 million of mortgage indebtedness on the property.
In January, the Company, along with its joint venture partner, closed on the financing of 1080 Amsterdam Avenue. The $35.5 million mortgage has a 5-year term and carries a fixed effective interest rate of 3.5%.

Dividends
In the first quarter of 2017, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.775 per share of common stock, which was paid on April 17, 2017 to shareholders of record on the close of business on March 31, 2017; and

•
$0.40625 per share on the Company's 6.50% Series I Cumulative Redeemable Preferred Stock for the period January 15, 2017 through and including April 14, 2017, which was paid on April 17, 2017 to shareholders of record on the close of business on March 31, 2017, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 20, 2017 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Event Calendar & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 89956798.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using pass-code 89956798. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Event Calendar & Webcasts”.
Company Profile
SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of March 31, 2017, SL Green held interests in 121 Manhattan buildings totaling 47.2 million square feet. This included ownership interests in 27.5 million square feet of Manhattan buildings and debt and preferred equity investments secured by 19.7 million square feet of buildings. In addition, SL Green held ownership interests in 30 suburban buildings totaling 4.8 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statement
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Rental revenue, net	$281,329	$345,607
Escalation and reimbursement	44,192	45,611
Investment income	40,299	54,737
Other income	11,561	9,489
Total revenues	377,381	455,444
Expenses:
Operating expenses, including related party expenses of $4,173 and $3,462 in 2017 and 2016, respectively	74,506	79,520
Real estate taxes	61,068	61,674
Ground rent	8,308	8,308
Interest expense, net of interest income	65,622	94,672
Amortization of deferred financing costs	4,761	7,932
Depreciation and amortization	94,134	179,308
Transaction related costs	133	1,279
Marketing, general and administrative	24,143	24,032
Total expenses	332,675	456,725
Net income (loss) before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain on sale of real estate net, depreciable real estate reserve, and gain on sale of marketable securities	44,706	(1,281)
Equity in net income from unconsolidated joint ventures	6,614	10,096
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	2,047	9,915
Gain on sale of real estate, net	567	13,773
Depreciable real estate reserves	(56,272)	—
Gain on sale of marketable securities	3,262	—
Net income	924	32,503
Net income attributable to noncontrolling interests in the Operating Partnership	(476)	(922)
Net loss (income) attributable to noncontrolling interests in other partnerships	17,491	(1,974)
Preferred unit distributions	(2,850)	(2,648)
Net income attributable to SL Green	15,089	26,959
Perpetual preferred stock dividends	(3,738)	(3,738)
Net income attributable to SL Green common stockholders	$11,351	$23,221

Earnings Per Share (EPS)
Net income per share (Basic)	$0.11	$0.23
Net income per share (Diluted)	$0.11	$0.23

Funds From Operations (FFO)
FFO per share (Basic)	$1.58	$1.84
FFO per share (Diluted)	$1.57	$1.84

Basic ownership interest
Weighted average REIT common shares for net income per share	100,643	100,051
Weighted average partnership units held by noncontrolling interests	4,607	3,974
Basic weighted average shares and units outstanding	105,250	104,025

Diluted ownership interest
Weighted average REIT common share and common share equivalents	100,947	100,285
Weighted average partnership units held by noncontrolling interests	4,607	3,974
Diluted weighted average shares and units outstanding	105,554	104,259

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31	December 31,
	2017	2016
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$3,295,050	$3,309,710
Building and improvements	7,977,713	7,948,852
Building leasehold and improvements	1,439,083	1,437,325
Properties under capital lease	47,445	47,445
	12,759,291	12,743,332
Less accumulated depreciation	(2,372,082)	(2,264,694)
	10,387,209	10,478,638
Assets held for sale	54,694	—
Cash and cash equivalents	468,035	279,443
Restricted cash	71,215	90,524
Investment in marketable securities	29,260	85,110
Tenant and other receivables, net of allowance of $16,634 and $16,592 in 2017 and 2016, respectively	52,197	53,772
Related party receivables	19,067	15,856
Deferred rents receivable, net of allowance of $24,079 and $25,203 in 2017 and 2016, respectively	453,747	442,179
Debt and preferred equity investments, net of discounts and deferred origination fees of $16,316 and $16,705 in 2017 and 2016, respectively	1,627,836	1,640,412
Investments in unconsolidated joint ventures	1,861,077	1,890,186
Deferred costs, net	267,948	267,600
Other assets	584,986	614,067
Total assets	$15,877,271	$15,857,787
Liabilities
Mortgages and other loans payable	$4,236,545	$4,140,712
Revolving credit facility	—	—
Unsecured term loan	1,183,000	1,183,000
Unsecured notes	1,137,359	1,133,957
Deferred financing costs, net	(82,988)	(82,258)
Total debt, net of deferred financing costs	6,473,916	6,375,411
Accrued interest payable	33,859	36,052
Other liabilities	168,533	212,493
Accounts payable and accrued expenses	169,244	190,583
Deferred revenue	235,208	217,955
Capitalized lease obligations	42,305	42,132
Deferred land leases payable	2,747	2,583
Dividend and distributions payable	87,617	87,271
Security deposits	66,807	66,504
Liabilities related to assets held for sale	43	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,380,279	7,330,984

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	491,298	473,882
Preferred units	302,010	302,010

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both December 31, 2016 and December 31, 2015	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 101,831 and 101,617 issued and outstanding at March 31, 2017 and December 31, 2016, respectively (including 1,055 held in Treasury at March 31, 2017 and December 31, 2016)	1,019	1,017
Additional paid-in capital	5,651,089	5,624,545
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive income	16,511	22,137
Retained earnings	1,496,759	1,578,893
Total SL Green Realty Corp. stockholders’ equity	7,263,261	7,324,475
Noncontrolling interests in other partnerships	440,423	426,436
Total equity	7,703,684	7,750,911
Total liabilities and equity	$15,877,271	$15,857,787

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
FFO Reconciliation:
Net income attributable to SL Green common stockholders	$11,351	$23,221
Add:
Depreciation and amortization	94,134	179,308
Joint venture depreciation and noncontrolling interest adjustments	24,282	10,514
Net (loss) income attributable to noncontrolling interests	(17,015)	2,896
Less:
Gain on sale of real estate and discontinued operations, net	567	13,773
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	2,047	9,915
Depreciable real estate reserve	(56,272)	—
Depreciation on non-rental real estate assets	516	496
Funds From Operations attributable to SL Green common stockholders and noncontrolling interests	$165,894	$191,755

	Consolidated Properties		Unconsolidated Joint Ventures
	Three Months Ended		Three Months Ended
	March 31,		March 31,
Operating income and Same-store NOI Reconciliation:	2017	2016	2017	2016
Net income (loss) before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain on sale of real estate net, depreciable real estate reserve, gain on sale of marketable securities and loss on early extinguishment of debt	$44,706	$(1,281)	$5,451	$17,014

Equity in net income from unconsolidated joint ventures	6,614	10,096
Depreciation and amortization	94,134	179,308	71,164	37,851
Interest expense, net of interest income	65,622	94,672	55,328	49,736
Amortization of deferred financing costs	4,761	7,932	6,505	3,236
Loss on early extinguishment of debt	—	—	—	(1,606)
Operating income	215,837	290,727	138,448	106,231

Marketing, general and administrative expense	24,143	24,032	—	—
Transaction related costs, net	133	1,279	89	—
Non-building revenue	(46,870)	(59,175)	(9,883)	(5,161)
Equity in net income from unconsolidated joint ventures	(6,614)	(10,096)	—	—
Loss on early extinguishment of debt	—	—	—	(1,606)
Net operating income (NOI)	186,629	246,767	128,654	99,464
Partner's share of NOI from unconsolidated joint ventures	—	—	(73,221)	(59,230)
NOI SLG Interest	$186,629	$246,767	$55,433	$40,234

NOI from other properties/affiliates	(9,926)	(76,109)	(23,402)	(8,869)
Same-Store NOI	176,703	170,658	32,031	31,365

Ground lease straight-line adjustment	524	608	—	—

Straight-line and free rent	(11,217)	(8,044)	(2,609)	(3,935)
Rental income - FAS 141	(4,769)	(3,695)	(479)	(443)
Same-store cash NOI	$161,241	$159,527	$28,943	$26,987

SL GREEN REALTY CORP.
SELECTED OPERATING DATA-UNAUDITED

	March 31
	2017	2016
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	22,613	25,248
Portfolio percentage leased at end of period	94.3%	95.4%
Same-Store percentage leased at end of period	93.9%	95.1%
Number of properties in operation	31	33

Office square feet where leases commenced during quarter ended (rentable)	319,072	1,261,007
Average mark-to-market percentage-office	12.8%	45.1%
Average starting cash rent per rentable square foot-office	$78.11	$70.66

(1)Includes wholly-owned and joint venture properties.